                                                                      EXHIBIT 15

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints CHRISTINE A. NIXON and MALLARY L. REZNIK or each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

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
/s/ ELI BROAD                   Chief Executive Officer,                      December 8, 2000
---------------------------     & Chairman of Board
    Eli Broad                   (Principal Executive Officer)


/s/ MARC H. GAMSIN              Senior Vice President                         December 8, 2000
---------------------------     & Director
    Marc H. Gamsin


/s/ N. SCOTT GILLIS             Senior Vice President                         December 8, 2000
---------------------------     & Director
    N. Scott Gillis


/s/ THOMAS W. BAXTER            Director                                      December 8, 2000
---------------------------
    Thomas W. Baxter


/s/ JAMES R. BELARDI            Senior Vice President                         December 8, 2000
---------------------------     & Director
    James R. Belardi


/s/ VICKI E. MARMORSTEIN        Director                                      December 8, 2000
--------------------------
    Vicki E. Marmorstein


/s/ MARGERY K. NEALE            Director                                      December 8, 2000
------------------------
    Margery K. Neale


/s/ JANA W. GREER               Senior Vice President                         December 8, 2000
------------------------        & Director
    Jana W. Greer


/s/ EDWIN R. RAQUEL             Senior Vice President                         December 8, 2000
---------------------------     & Chief Actuary
    Edwin R. Raquel


/s/ DEBBIE POTASH-TURNER        Director                                      December 8, 2000
---------------------------
    Debbie Potash-Turner


/s/ JAY S. WINTROB              President & Director                          December 8, 2000
---------------------------
    Jay S. Wintrob


/s/ LESTER POLLACK              Director                                      December 8, 2000
---------------------------
    Lester Pollack


/s/ RICHARD D. ROHR             Director                                      December 8, 2000
---------------------------
    Richard D. Rohr


/s/ LAWRENCE M. GOLDMAN         Vice President, Assistant                     December 8, 2000
---------------------------     Secretary & Director
    Lawrence M. Goldman


/s/ CHRISTINE A. NIXON          Vice President, Secretary                     December 8, 2000
---------------------------     & Director
    Christine A. Nixon
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